     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 2000
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                             THE TITAN CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                 95-2588754
      (State or other jurisdiction          (I.R.S. Employer Identification No.)
   of incorporation or organization)

         3033 SCIENCE PARK ROAD
         SAN DIEGO, CALIFORNIA                           92121-1199
(Address of Principal Executive Offices)                 (Zip Code)

         ADVANCED COMMUNICATION SYSTEMS, INC. 1996 STOCK INCENTIVE PLAN ADVANCED COMMUNICATION SYSTEMS, INC. 1997 STOCK INCENTIVE PLAN
                           (Full title of the plans)

                           NICHOLAS J. COSTANZA, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             THE TITAN CORPORATION
                             3033 SCIENCE PARK ROAD
                        SAN DIEGO, CALIFORNIA 92121-1199
                                 (858) 522-9500
           (Name, address and telephone number of agent for service)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM
     TITLE OF SECURITIES             AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
       TO BE REGISTERED          BE REGISTERED(1)       PER SHARE(2)       OFFERING PRICE(2)    REGISTRATION FEE
Common Stock,
  par value $.01..............       40,000(3)              $6.45               $258,400               $68.22
Common Stock,
  par value $.01..............      222,000(4)              $6.88             $1,527,360              $403.22
    Total.....................      262,000                                   $1,785,760              $471.44

(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement covers, in addition to the number of shares of common stock shown above, an indeterminate number of shares of common stock which, by reason of certain events specified in each plan, may become subject to such plans.

(2) Estimated pursuant to Rule 457(h) under the Securities Act solely for purposes of calculating the amount of the registration fee.

(3) Represents shares of common stock issuable upon exercise of stock options outstanding as of the date hereof under the Advanced Communication Systems, Inc. 1996 Stock Incentive Plan, as assumed by the registrant.

(4) Represents shares of common stock issuable upon exercise of stock options outstanding as of the date hereof under the Advanced Communication Systems, Inc. 1997 Stock Incentive Plan, as assumed by the registrant.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

    ITEM 1.  PLAN INFORMATION*

    ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

    * The documents containing the information specified in Part I will be sent or given to employees and other participants in the 1996 Advanced Communication Systems, Inc. Stock Incentive Plan (the "1996 Plan") and the 1997 Advanced Communication Systems, Inc. Stock Incentive Plan (the "1997 Plan" and together with the 1996 Plan, the "Plans"), as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. According to the Note to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents which have been filed by The Titan Corporation (the "Registrant") with the SEC are hereby incorporated herein by reference:

    (a) the Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1999, filed with the SEC on March 30, 2000, including the information incorporated by reference in the Form 10-K from the Registrant's definitive proxy statement for its 2000 annual meeting of stockholders, filed on April 4, 2000;

    (b) the Registrant's Current Reports on Form 8-K which were filed with the SEC on January 6, 2000, January 24, 2000, February 3, 2000, February 4, 2000, February 8, 2000, March 9, 2000, March 20, 2000 and March 31, 2000;

    (c) the Registrant's amendments to its Current Report on Form 8-K filed on January 6, 2000, which amendments were filed with the SEC on January 19, 2000 and January 24, 2000;

    (d) the Registrant's amendment to its Current Report on Form 8-K filed on January 24, 2000, which amendment was filed with the SEC on January 28, 2000;

    (e) the Registrant's amendment to its Current Report on Form 8-K filed on March 9, 2000, which amendment was filed with the SEC on April 17, 2000;

    (f) the description of the Registrant's common stock contained in its registration statement on Form 8-A which was filed on June 16, 1969 by Electronic Memories and Magnetics Corporation and amended on January 22, 1986 and July 31, 1995, including any amendments or reports the Registrant files for the purpose of updating this description; and

    (g) the description of the Registrant's preferred share purchase rights attached to its common stock contained in its registration statement on Form 8-A which was filed on August 24, 1995, including any amendments or reports the Registrant files for the purpose of updating this description.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

    In addition, any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or any other subsequently filed document which also is or is deemed to be incorporated into this registration statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

    ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable. (The common stock is registered under Section 12 of the Exchange Act.)

    ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

    ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant is a Delaware corporation, subject to the provisions of Delaware corporate law. Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interest, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.

    The Bylaws of the Registrant contain a provision to limit the personal liability of the directors of the Registrant for violations of their fiduciary duty, except to the extent such limitation of liability is prohibited by the Delaware Law. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The Bylaws of the Registrant provide that the Registrant will indemnify directors and officers to the fullest extent permitted by law. The effect of these provisions is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

    In addition, the Registrant has entered into indemnity agreements with its executive officers and directors whereby the Registrant obligates itself to indemnify such officers and directors from any amounts which the officer or director becomes obligated to pay because of any claim made against such officer or director arising out of any act or omission committed while such officer or director is acting in the capacity of an officer or director of the Registrant.

    The Registrant maintains directors and officers liability insurance coverage that insures its officers and directors against certain losses that may arise out of their positions with the Registrant and insures the Registrant for liabilities it may incur to indemnify its officers and directors.

    ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

    ITEM 8.  EXHIBITS.

         EXHIBIT NO.        DESCRIPTION OF EXHIBIT
    ---------------------   ----------------------
              4.1           Advanced Communication Systems, Inc. 1996 Stock Incentive
                            Plan. Filed as Exhibit 10.3 to Amendment No. 1 to Advanced
                            Communication Systems, Inc.'s Registration Statement on Form
                            S-1 (File No. 333-23959) and incorporated herein by
                            reference.

              4.2           Advanced Communication Systems, Inc. 1997 Stock Incentive
                            Plan. Filed as Exhibit 10.4 to Amendment No. 2 to Advanced
                            Communication Systems, Inc.'s Registration Statement on Form
                            S-1 (File No. 333-23959) and incorporated herein by
                            reference.

             *5.1 Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.

            *23.1           Consent of Arthur Andersen LLP, Independent Public
                            Accountants, with respect to the Registrant.

            *23.2           Consent of Arthur Andersen LLP, Independent Public
                            Accountants, with respect to the audited financial
                            statements of Advanced Communication Systems, Inc., which
                            were filed as part of the Registrant's Form 8-K/A filed on
                            April 17, 2000.

            *23.3           Consent of Arthur Andersen LLP, Independent Public
                            Accountants, with respect to the audited financial
                            statements of Transnational Partners II, LLC which were
                            filed as part of the Registrant's Form 8-K/A filed on
                            January 24, 2000.

            *23.4           Consent of Arthur Andersen LLP, Independent Public
                            Accountants, with respect to the audited financial
                            statements of JB Systems, Inc. which were filed as part of the Registrant's Form 8-K/A filed on January 24, 2000, and as part of the Registrant's Form 8-K/A filed on April 17,
                            2000.

            *23.5           Consent of Ernst & Young LLP, Independent Auditors, with
                            respect to the audited financial statements of Assist
                            Cornerstone Technologies, Inc. which were filed as part of the Registrant's Form 8-K/A filed on January 24, 2000, and as part of the Registrant's Form 8-K/A filed on April 17,
                            2000.

            *23.6           Consent of KPMG LLP, Independent Public Accountants, with
                            respect to the audited financial statements of SFG
                            Technologies, Inc. which were filed as part of the
                            Registrant's Form 8-K/A filed January 24, 2000, and as part of the Registrant's Form 8-K/A filed on April 17, 2000.

            *23.7           Consent of Hogan & Hartson L.L.P. (contained in its opinion filed as Exhibit 5.1).

            *24.1           Power of Attorney (included in the signature page to this
                            registration statement).

------------------------

*   Filed herewith.

    ITEM 9.  UNDERTAKINGS.

    (a) The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 18th day of April, 2000.

                                                       THE TITAN CORPORATION

                                                       By:           /s/ NICHOLAS J. COSTANZA
                                                            -----------------------------------------
                                                                       Nicholas J. Costanza
                                                              Senior Vice President, General Counsel
                                                                               and
                                                                    (Duly Authorized Officer)

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gene W. Ray, Eric M. DeMarco, and Nicholas J. Costanza, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons as of April 18, 2000 in the capacities indicated.

                      SIGNATURE                                   TITLE
                      ---------                                   -----
                                                       President, Chief Executive
                   /s/ GENE W. RAY                         Officer and Director
     -------------------------------------------           (Principal Executive
                     Gene W. Ray                                 Officer)

                                                        Senior Vice President and
                 /s/ ERIC M. DEMARCO                      Chief Financial Officer
     -------------------------------------------           (Principal Financial
                   Eric M. DeMarco                               Officer)

               /s/ DEANNA H. PETERSEN                   Corporate Controller and
     -------------------------------------------         Vice President (Principal
                 Deanna H. Petersen                         Accounting Officer)

                      SIGNATURE                                   TITLE
                      ---------                                   -----
     -------------------------------------------                Director
                  Charles R. Allen

               /s/ JOSEPH F. CALIGIURI
     -------------------------------------------                Director
                 Joseph F. Caligiuri

                 /s/ DANIEL J. FINK
     -------------------------------------------                Director
                   Daniel J. Fink

                /s/ THOMAS G. POWNALL
     -------------------------------------------                Director
                  Thomas G. Pownall

                /s/ ROBERT E. LABLANC
     -------------------------------------------                Director
                  Robert E. LaBlanc

                 /s/ ROBERT HANISEE
     -------------------------------------------                Director
                   Robert Hanisee

                   /s/ JAMES ROTH
     -------------------------------------------                Director
                     James Roth

     -------------------------------------------                Director
                 George A. Robinson

                                 EXHIBIT INDEX

     EXHIBIT NO.        DESCRIPTION OF EXHIBIT
---------------------   ----------------------
          4.1           Advanced Communication Systems, Inc. 1996 Stock Incentive
                        Plan. Filed as Exhibit 10.3 to Amendment No. 1 to Advanced
                        Communication Systems, Inc.'s Registration Statement on Form
                        S-1 (File No. 333-23959) and incorporated herein by
                        reference.

          4.2           Advanced Communication Systems, Inc. 1997 Stock Incentive
                        Plan. Filed as Exhibit 10.4 to Amendment No. 2 to Advanced
                        Communication Systems, Inc.'s Registration Statement on Form
                        S-1 (File No. 333-23959) and incorporated herein by
                        reference.

         *5.1 Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.

        *23.1           Consent of Arthur Andersen LLP, Independent Public
                        Accountants, with respect to the Registrant.

        *23.2           Consent of Arthur Andersen LLP, Independent Public
                        Accountants, with respect to the audited financial statements of Advanced Communication Systems, Inc., which were filed as part of the Registrant's Form 8-K/A filed on April 17, 2000.

        *23.3           Consent of Arthur Andersen LLP, Independent Public
                        Accountants, with respect to the audited financial statements of Transnational Partners II, LLC which were filed as part of the Registrant's Form 8-K/A filed on January 24, 2000.

        *23.4           Consent of Arthur Andersen LLP, Independent Public
                        Accountants, with respect to the audited financial statements of JB Systems, Inc. which were filed as part of the Registrant's Form 8-K/A filed on January 24, 2000, and as part of the Registrant's Form 8-K/A filed on April 17, 2000.

        *23.5           Consent of Ernst & Young LLP, Independent Public
                        Accountants, with respect to the audited financial
                        statements of Assist Cornerstone Technologies, Inc. which
                        were filed as part of the Registrant's Form 8-K/A filed on
                        January 24, 2000, and as part of the Registrant's Form 8-K/A filed on April 17, 2000.

        *23.6           Consent of KPMG LLP, Independent Public Accountants, with
                        respect to the audited financial statements of SFG
                        Technologies, Inc. which were filed as part of the
                        Registrant's Form 8-K/A filed January 24, 2000, and as part of the Registrant's Form 8-K/A filed on April 17, 2000.

        *23.7           Consent of Hogan & Hartson L.L.P. (contained in its opinion filed as Exhibit 5.1).

        *24.1 Power of Attorney (included in the signature page to this registration statement).

------------------------

*   Filed herewith.